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                                                                    Exhibit 21.1

               Subsidiaries of KMC Telecom Holdings, Inc.
               ------------------------------------------


Company                                  State of Incorporation/Organization
-------                                  -----------------------------------

KMC Telecom Inc.                         Delaware

KMC Telecom II, Inc.                     Delaware

KMC Telecom Leasing I LLC                Delaware

KMC Telecom Leasing II LLC               Delaware

KMC Telecom of Virginia, Inc.            Virginia